COSINE COMMUNICATIONS ANNOUNCES SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN JOSE, CALIF., August 1, 2005 -- CoSine Communications, Inc. (COSN.PK), a provider of customer support services for managed, network-based IP and broadband service providers, today announced revenue for the quarter ended June 30, 2005 of $699,000 and a net loss of $633,000 or $0.06 loss per share, as compared to revenue of $2.6 million and a net loss of $ 9.7 million or $0.96 loss per share for the quarter ended June 30, 2004.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. Currently, CoSine's business consists primarily of a customer service capability operated under contract by a third party.

Safe Harbor Warning

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and acquire new business operations while continuing to provide support to CoSine’s existing customers and continuing to offer CoSine’s intellectual property for license or sale and the reactions, either positive or negative, of investors, competitors, customers, and others to CoSine’s strategic direction and to any specific strategic alternative or opportunity selected by CoSine, all as may be discussed in more detail on pages 30 through 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Form 10 - Q filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 236-7518
E-mail: Terry.Gibson@Cosinecom.com

CoSince Communications, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenue:
Product	$-	$1,819	$216	$5,537
Service	699	749	1,380	1,486
Total revenue	699	2,568	1,596	7,023
Cost of revenue	389	1,435	843	2,932

Gross profit	310	1,133	753	4,091

Operating expenses:
Research and development	-	4,352	103	9,607
Sales and marketing	-	3,155	105	6,538
General and administrative	1,098	1,197	2,403	2,905
Restructuring and impairment charges	-	2,308	(91)	2,343
Total operating expenses	1,098	11,012	2,520	21,393

Loss from operations	(788)	(9,879)	(1,767)	(17,302)

Interest income and expense and other, net	166	141	279	222

Loss before income tax (benefits) provision	(622)	(9,738)	(1,488)	(17,080)

Income tax (benefits) provision	11	(32)	23	11

Net loss	$(633)	$(9,706)	$(1,511)	$(17,091)

Basic and diluted net loss per share	$(0.06)	$(0.96)	$(0.15)	$(1.70)

Shares used in computing basic and diluted net loss per share	10,091	10,062	10,097	10,035

CoSince Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2005 (Unaudited)	December 31, 2004 (1)

ASSETS
Current assets:
Cash and cash equivalents	$12,749	$9,203
Short-term investments	10,342	15,710
Accounts receivable, trade	220	1,328
Other receivables	94	483
Prepaid expenses and other current assets	530	949
Total current assets	23,935	27,673
Long-term deposits	370	150
	$24,305	$27,823

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$203	$252
Accrued warranty liability	100	157
Other accrued liabilities	1,368	3,129
Accrued compensation	-	412
Deferred revenue	332	509
Total current liabilities	2,003	4,459
Total liabilities	2,003	4,459

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	538,947	540,028
Notes receivable from stockholders	-	(1,520)
Accumulated other comprehensive income	624	614
Accumulated deficit	(517,270)	(515,759)
Total stockholders' equity	22,302	23,364
	$24,305	$27,823

(1) Amounts are derived from the December 31, 2004 audited financial statements.